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                                                                  EXHIBIT 2.1(c)

                        UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF FLORIDA
                             TALLAHASSEE DIVISION

IN RE:

        MOBILE HOME INDUSTRIES, INC.,                CASE NO. 84-07135

                 Debtor.                                 CHAPTER 11

                                 FINAL DECREE

         THIS CAUSE is before the Court for consideration and entry of Final Decree. The Court, having reviewed the Bankruptcy Closing Report entered herein, and this Court having entered its Order Granting Joint Motion for Dismissal herein, dismissing the Debtor's objection to the Proof of Claim of Guerdon Industries, Inc. and having approved the withdrawal by Guerdon Industries, Inc. of its Claim No. 1170, which matters appeared to be the last contested matters to be dealt with in these proceedings by the Court, and the Plan of Reorganization for the Debtor appearing to have been substantially consummated and that the estate has been fully administered, it is, accordingly,

         ORDERED AND NOTICE IS HEREBY GIVEN THAT:

         1. Pursuant to 11 U.S.C. Section 1141, and except as provided therein or in the Plan or Order Confirming Plan, confirmation of the Debtor's Plan of Reorganization binds the Debtor, all creditors of Debtor and all other parties in interest; vests all of the property of

       U.S. BANKRUPTCY COURT.                                  CLERK
  Northern District of Florida                           BANKRUPTCY COURT
     DATE ENTERED ON DOCKET:                              NORTH/DIST-FLA
            3/17/95                                      TALLAHASSEE, FLA
            -------
                                                        95 MAR 17 AM11:41

                                                                X
                                                              FILED

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the estate in the Debtor; and renders all of the property dealt with by the
Plan free and clear of all claims and interests of creditors and all other parties in interest; and operates as a discharge of the Debtor.

         2.      This estate is hereby closed.

         DONE AND ORDERED in Tallahassee, Leon County, Florida this 16th day of March, 1995.


                                                       /s/ William Stafford
                                                       --------------------
                                                       WILLIAM STAFFORD
                                                       U.S. District Court Judge

This Order Prepared by:
C. Edwin Rude, Jr., Esquire
Pennington & Haben, P.A.
Post Office Box 10095
Tallahassee, FL 32302-2095

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